Exhibit 5.2

Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018
goodwinlaw.com +1 212 813 8800
September 7, 2023
Phreesia, Inc.
1521 Concord Pike
Suite 301 PMB 221
Wilmington, DE 19803

Re:     Securities Registered under Registration Statement on Form S-3ASR

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer by Phreesia, Inc. a Delaware corporation (the “Company”) or any selling stockholders of the Company, of an indeterminate amount of any combination of securities of the types specified therein. The Registration Statement automatically became effective on the date hereof. Reference is made to our opinion letter dated September [7], 2023 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on the date hereof by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering of up to 1,088,936 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), to be sold from time to time by the selling stockholders listed in the Prospectus Supplement under the caption “Selling Stockholders.”
We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.
The opinion set forth below is limited to the Delaware General Corporation Law.
Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.
This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).
We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Phreesia, Inc.
September 7, 2023

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP